SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549


                                 FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of report (Date of earliest event reported)  November
18, 1996

           NANTUCKET ISLAND ASSOCIATES A LIMITED PARTNERSHIP
        (Exact Name of Registrant as Specified in Its Charter)

                             Massachusetts
             (State or Other Jurisdiction of Incorporation)

            0-16865                        04-2948435
   (Commission File Number)         (I.R.S. Employer
Identification No.)

One International Place, Boston, Massachusetts    02110
(Address of Principal Executive Offices)           (Zip Code)

                              (617) 330-8600
           (Registrant's Telephone Number, Including Area Code)

                                    N/A
(Former Name or Former Address, if Changed Since Last Report)



Item 5.  Other Events

     On November 8, 1996, the Registrant consummated its offering (the "Offering") of 785 Preferred Limited Partnership Interests (the "Preferred Units") to holders of Limited Partnership Units. Upon consummation of the Offering, the Registrant received proceeds, before expenses, of $10,466,405. Pursuant to the terms of the Offering, Zero Main Associates Limited Partnership, an affiliate of the general partner of the Registrant, acquired the unsubscribed for Preferred Units (652.25 Preferred Units).

     The purpose of the Offering was to raise capital to enable Sherburne Associates, an entity in which the Registrant has an approximately 99.99% interest, to complete necessary capital improvements to its properties, to reduce its outstanding indebtedness (including payment of an outstanding loan to Registrant's general partner) and to increase working capital.

     In connection with the Offering, the Agreement of Limited Partnership of the Registrant was amended to provide for, among other things, (i) a cumulative preferred annual return of 8% per Preferred Unit which is to be paid out of available cash flow, (ii) a priority distribution to holders of Preferred Units from net proceeds from a capital transaction or upon liquidation of Registrant (which distribution is prior to any distributions on account of non-preferred limited partnership interests and to the general partner) equal to 250% of the initial capital invested by such holders for each Preferred Unit.


Item 7.  Financial Statements and Exhibits

(c)   Exhibits

         4.1    Amended and Restated Partnership Agreement of the
Registrant, incorporated by reference to Exhibit 4.1 to Amendment
No 1 to Registrant's Registration Statement on Form S-3
(Registration No. 33-07571), as filed with the Securities
Exchange Commission on September 20, 1996.



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 4th day of December, 1996.

                  NANTUCKET ISLAND ASSOCIATES LIMITED PARTNERSHIP

                  By:   Three Winthrop Properties, Inc.
                        Its General Partner

                        By: /s/ Michael L. Ashner
                                Michael L. Ashner
                                Chief Executive Officer



EXHIBIT INDEX


Exhibit
Page No.


4.1    Amended and Restated Partnership              *
Agreement of the Registrant





__________________________

*  Incorporated by reference to Exhibit 4.1 to Amendment No 1 to
Registrant's Registration Statement on Form S-3 (Registration No.
33-07571), as filed with the Securities Exchange Commission on September 20, 1996.